As filed with the Securities and Exchange Commission on May 11, 2020
Registration No. 333-236758

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERSHA HOSPITALITY TRUST
(Exact Name of Registrant as Specified in its Charter)

Maryland	251811499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
44 Hersha Drive
Harrisburg, Pennsylvania 17102
(717) 236-4400
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Ashish R. Parikh
Chief Financial Officer
44 Hersha Drive
Harrisburg, Pennsylvania 17102
(717) 236-4400
(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

James S. Seevers, Jr. James V. Davidson Hunton Andrews Kurth LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219-4074 Tel (804) 788-8200 Fax (804) 788-8218

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-236758) (the “Registration Statement”) of Hersha Hospitality Trust is being filed solely to file an updated Exhibit 23.3. Accordingly, this Amendment consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signature page, the exhibit index and Exhibit 23.3. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expense, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee, which has previously been paid.

Amount to be
Paid
SEC registration fee		$51,920
Printing and mailing expense		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees		*
Miscellaneous		*

Total	$	*

*These fees and expenses are based on the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors.

Our declaration of trust limits the liability of our trustees and officers for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or
•	a final judgment based upon a finding of active and deliberate dishonesty by the trustees or officers that was material to the cause of action adjudicated.

Our declaration of trust authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any of our present or former trustees or officers who is made a party to, or witness in, a proceeding by reason of his or her service in that capacity or any individual who, while a trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise and who is made a party to, or witness in, a proceeding by reason of his or her service in that capacity. Our bylaws and Maryland law require us to indemnify each trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service to us. Our declaration of trust permits us to indemnify and advance expenses to any person who served any predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours, and our bylaws permit us to indemnify and advance expenses to any employee or agent of ours.

Maryland law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and

• was committed in bad faith or

• was the result of active and deliberate dishonesty; or

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

Maryland law prohibits us from indemnifying our present and former trustees and officers for an adverse judgment in a derivative action or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. Our bylaws require us to advance expenses to the maximum extent permitted by Maryland law. Our bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

Item 16.	Exhibits.

Exhibit Number	Description

1.1	Form of underwriting agreement for common shares.†
1.2	Form of underwriting agreement for preferred shares.†
4.1
Form of Common Share Certificate. (filed as Exhibit 4.1 to Hersha Hospitality Trust Registration Statement on Form S-11/A filed July 30, 1998 (SEC File No. 333-56087) and incorporated by reference herein).

4.2
Junior Subordinated Indenture, dated as of May 13, 2005, between Hersha Hospitality Limited Partnership and JPMorgan Chase Bank, National Association, as trustee (filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Hersha Hospitality Trust on May 17, 2005 and incorporated by reference herein).

4.3	Form of Junior Subordinated Note (included in Exhibit 4.2).
4.4
Amended and Restated Trust Agreement of Hersha Statutory Trust I, dated as of May 13, 2005, among Hersha Hospitality Limited Partnership, as depositor, JPMorgan Chase Bank, National Association, as property trustee, Chase Bank USA, National Association, as Delaware trustee, the Administrative Trustees named therein and the holders of undivided beneficial interests in the assets of Hersha Statutory Trust I (filed as Exhibit 4.2 to the Current Report on Form 8-K filed by Hersha Hospitality Trust on May 17, 2005 and incorporated by reference herein).

4.5	Form of Trust Preferred Security Certificate (included in Exhibit 4.4).
4.6
Junior Subordinated Indenture, dated as of May 31, 2005, between Hersha Hospitality Limited Partnership and Wilmington Trust Company, as trustee (filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Hersha Hospitality Trust on June 6, 2005 and incorporated by reference herein).

4.7	Form of Junior Subordinated Note (included in Exhibit 4.6 hereto).
4.8
Amended and Restated Trust Agreement of Hersha Statutory Trust II, dated as of May 31, 2005, among Hersha Hospitality Limited Partnership, as depositor, Wilmington Trust Company, as property trustee and as Delaware trustee, the Administrative Trustees named therein and the holders of undivided beneficial interests in the assets of Hersha Statutory Trust II (filed as Exhibit 4.2 to the Current Report on Form 8-K filed by Hersha Hospitality Trust on June 6, 2005 and incorporated by reference herein).

4.9	Form of Trust Preferred Security Certificate (included in Exhibit 4.8 hereto).
4.10
Form of specimen certificate representing the 6.875% Series C Cumulative Redeemable Preferred Shares, $0.01 par value per share (incorporated by reference to Exhibit 4.1 to Hersha Hospitality Trust’s Registration Statement on Form 8-A filed on March 1, 2013).

4.11
Form of specimen certificate representing the 6.50% Series D Cumulative Redeemable Preferred Shares, $0.01 par value per share (incorporated by reference to Exhibit 4.1 to Hersha Hospitality Trust’s Registration Statement on Form 8-A filed on May 27, 2016).

4.12
Form of specimen certificate representing the 6.50% Series E Cumulative Redeemable Preferred Shares, $0.01 par value per share (incorporated by reference to Exhibit 4.1 to Hersha Hospitality Trust’s Registration Statement on Form 8-A filed on November 4, 2016).

4.13	Form of depositary receipt.†
4.14	Form of depositary agreement for depositary shares.†
4.15	Form of warrant agreement.†
4.16	Form of warrant certificate.†
4.17	Form of unit certificate.†
5.1	Opinion of Venable LLP regarding the legality of the securities being registered.**
8.1	Opinion of Hunton Andrews Kurth LLP regarding tax matters.**
23.1	Consent of Venable LLP (included in Exhibit 5.1).**
23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1).**
23.3	Consent of KPMG LLP.*
24.1	Power of Attorney.**

†	To be filed as an exhibit to a current report on Form 8-K which is incorporated by reference into this registration statement subsequent to its effectiveness.

*	Filed herewith.
**	Filed previously.

Item 17.	Undertaking.

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on May 11, 2020.

HERSHA HOSPITALITY TRUST

By:	/s/ JAY H. SHAH
Jay H. Shah, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 11, 2020.

Name	Title		Signature

Hasu P. Shah	Chairman and Trustee	By:	/s/ ASHISH R. PARIKH
Ashish R. Parikh, Attorney-in-Fact

Jay H. Shah	Chief Executive Officer and Trustee	By:	/s/ ASHISH R. PARIKH
	(Principal Executive Officer)		Ashish R. Parikh, Attorney-in-Fact

Ashish R. Parikh	Chief Financial Officer		/s/ ASHISH R. PARIKH
	(Principal Financial Officer)		Ashish R. Parikh

Michael R. Gillespie	Chief Accounting Officer		/s/ MICHAEL R. GILLESPIE
	(Principal Accounting Officer)		Michael R. Gillespie

Donald J. Landry	Trustee	By:	/s/ ASHISH R. PARIKH
Ashish R. Parikh, Attorney-in-Fact

Jackson Hsieh	Trustee	By:	/s/ ASHISH R. PARIKH
Ashish R. Parikh, Attorney-in-Fact

Thomas J. Hutchison III	Trustee	By:	/s/ ASHISH R. PARIKH
Ashish R. Parikh, Attorney-in-Fact

Michael A. Leven	Trustee	By:	/s/ ASHISH R. PARIKH
Ashish R. Parikh, Attorney-in-Fact

Dianna F. Morgan	Trustee	By:	/s/ ASHISH R. PARIKH
Ashish R. Parikh, Attorney-in-Fact

John M. Sabin	Trustee	By:	/s/ ASHISH R. PARIKH
Ashish R. Parikh, Attorney-in-Fact